SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549



FORM 8-K


CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): October 26, 1994



STRUCTURAL DYNAMICS RESEARCH CORPORATION
(Exact name of registrant as specified in its Charter)



Ohio                         ____________      31-0733928
(State or other jurisdiction (Commission       (I.R.S Employer
of incorporation or           File number)    Identification No.)
organization)



2000 Eastman Drive, Milford, Ohio 45150
(Address of principal executive offices and zip code)



Registrant's telephone number, including area code:  (513) 576-2400

Items 1, 2, 3, 5, 6 and 8 are not applicable and are omitted from this report.

Item 4.  Changes in Registrant's Certifying Accountant

On October 26, 1994, KPMG Peat Marwick LLP ("KPMG") resigned as the Registrant's principal independent accountant. KPMG had been engaged to audit the Registrant's financial statements for more than the two most recent fiscal years. Neither of KPMG's reports on the Registrant's financial statements for each of the past two years contained an adverse opinion or a disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Registrant's two most recent fiscal years (and the subsequent interim period preceding October 26, 1994), there were no disagreements between the Registrant and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure ("disagreements"), which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of such disagreements in connection with its reports.

By letter dated October 26, 1994, KPMG advised the Registrant that matters had come to its attention which raised serious questions as to its ability to rely on management's representations. Furthermore, in its letter, KPMG stated that these matters resulted in a loss of confidence by KPMG in representations made to it by management and impaired its ability to conduct an examination in accordance with generally accepted auditing standards. Such letter may be deemed to express a disagreement between KPMG and the Registrant within the meaning of Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission.

In addition, in its October 26, 1994 letter, KPMG advised the Registrant that information had come to its attention that it concluded materially impacts the fairness or reliability of a previously issued audit report on consolidated financial statements; due to KPMG's resignation, the issue was not resolved to KPMG's satisfaction prior to its resignation. Specifically, KPMG advised the Registrant that its auditors' reports on the consolidated financial statements of the Registrant for the years ended December 31, 1991, December 31, 1992 and December 31, 1993 should no longer be relied upon.

On September 14, 1994, the Registrant announced that it would restate its financial results for 1992, 1993 and the first two quarters of 1994 based on the findings of a review of the Registrant's Far East Headquarters Operations. Since that date, KPMG had been continuously working with the Registrant to complete such restatement. Based on KPMG's assistance, the Registrant had expected to be in a position to file restated and recertified (where applicable) financial statements on or before November 15, 1994. In light of the unexpected resignation of KPMG, the Registrant is unable to predict when recertified, restated financial statements will be available for filing. The Registrant is currently in the process of retaining a new independent auditor to complete the restatement of its 1992, 1993 and 1994 financials.

The President of the Registrant and the Chairman of the Audit Committee of the Board of Directors of the Registrant discussed KPMG's resignation with KPMG but KPMG provided them with no detail as to the matters which may have led KPMG to be unable to rely on management's representations, as to specific members of management to whom KPMG may have been referring, or as to the specific information which KPMG concluded materially impacts the fairness or reliability of its previously issued reports.


The Registrant has authorized KPMG to respond fully and without limitation to any inquiries by a successor accountant concerning the subject matter of the above reportable events.

Item 7.  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired - Not Applicable

(b) Pro Forma Financial Information - Not Applicable

(c) Exhibits

Exhibit 16 - Letter Regarding Change in Certifying Accountant*


*To be filed by amendment

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


STRUCTURAL DYNAMICS RESEARCH CORPORATION
(Registrant)

/S/JOHN A. MONGELLUZZO
By: John A. Mongelluzzo
Its: Vice President, Secretary and General Counsel


Dated: November 2, 1994